Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
GOLDMAN, SACHS & CO.                        13-5100880       44,682,405
BANK OF AMERICA SECURITIES LLC              56-2058405       42,554,521
CITIGROUP, INC.                             52-1568099       34,269,836
BNP PARIBAS SECURITIES CORP.                13-3235334       39,018,886
JPMORGAN CHASE & CO.                        13-3224016       17,294,170
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        8,830,533
MORGAN STANLEY CO INCORPORATED              13-2665598        9,536,601
DEUTSCHE BANK SECURITIES, INC.              13-2730328        8,021,039
BARCLAYS CAPITAL INC.                       05-0346412        5,125,115
NOMURA                                      00-0000000        3,682,720






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
GOLDMAN, SACHS & CO.                        13-5100880       42,899,923
BANK OF AMERICA SECURITIES LLC              56-2058405       12,607,409
CITIGROUP, INC.                             52-1568099        8,054,931
BNP PARIBAS SECURITIES CORP.                13-3235334        2,033,249
JPMORGAN CHASE & CO.                        13-3224016       12,763,658
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        9,492,563
MORGAN STANLEY CO INCORPORATED              13-2665598        8,261,073
DEUTSCHE BANK SECURITIES, INC.              13-2730328        7,124,999
BARCLAYS CAPITAL INC.                       05-0346412        3,096,805
NOMURA                                      00-0000000        4,412,754




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    229,177,181 D. Total Sales: 123,482,726

                               SCREEN NUMBER : 12